Exhibit 99.2

COMMUNITY FIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2016 and December 31, 2015

	Unaudited September 30, 2016	December 31, 2015
ASSETS
Cash and due from banks	$9,356,297	$17,095,692
Federal funds sold	—	—

Total cash and cash equivalents	9,356,297	17,095,692

Investment securities available-for-sale	71,659,764	74,017,211
Investment securities held-to-maturity	6,506,013	6,640,943
Investment in White River Bancshares Company	8,390,474	7,985,528
Investment in Federal Home Loan Bank stock, at cost	1,855,100	908,400
Loans held-for-sale	2,019,000	1,043,463
Loans, net of allowance for loan losses	357,474,326	347,419,512
Premises and equipment, net	12,261,911	12,480,917
Accrued interest receivable	2,160,623	2,057,108
Foreclosed assets held for sale	5,002,249	5,336,212
Deferred income taxes	2,670,456	2,997,773
Other assets	1,614,463	1,953,709

	$480,970,676	$479,936,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing demand	$37,994,368	$34,473,980
Interest bearing demand	192,362,574	205,327,388
Savings	46,696,161	48,288,878
Time deposits under $100,000	62,764,728	64,674,084
Time deposits $100,000 and over	36,581,805	41,209,362

Total deposits	376,399,636	393,973,692

Borrowings – Federal Home Loan Bank	34,136,787	17,562,726
Borrowings – other	9,416,893	10,012,146
Subordinated debentures	5,155,000	5,155,000
Accrued interest payable	390,311	397,940
Other liabilities	1,955,241	959,492

Total liabilities	427,453,868	428,060,996

Stockholders’ equity:
Common stock	37,045	38,535
Surplus	9,609,774	11,336,115
Retained earnings	43,518,064	40,774,186
Accumulated other comprehensive income (loss)	351,925	(273,364)

Total stockholders’ equity	53,516,808	51,875,472

	$480,970,676	$479,936,468

See accompanying notes

COMMUNITY FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

For the nine months ended September 30, 2016 and

the nine months ended September 30, 2015

	Unaudited 1/1/2016 – 9/30/2016	Unaudited 1/1/2015 – 9/30/2015
Interest income:
Loans, including fees	$15,735,573	$15,170,592
Investment securities	1,652,185	1,688,132
Federal funds sold and time deposits in other institutions	24,170	11,746
Other	4,588	4,150

Total interest income	17,416,516	16,874,620

Interest expense:
Deposits	1,374,639	1,445,797
Borrowings	827,105	613,411

Total interest expense	2,201,744	2,059,208

Net interest income	15,214,772	14,815,412

Provision for loan losses	111,000	140,000

Net interest income after provision for loan losses	15,103,772	14,675,412

Non-interest income:
Service charges on deposits	1,432,010	1,274,467
Fees and commissions	1,308,224	1,111,196
Equity in earnings of White River Bancshares Company	399,794	267,238
Net gains on investment securities	52,544	59,250
Losses on foreclosed assets held for sale	(10,941)	(529,469)
Other	216,996	740,272

	3,398,627	2,922,954

Non-interest expense:
Salaries and benefits	6,927,099	5,894,241
Contract termination fees	1,558,414	—
Occupancy	781,947	802,786
Furniture and equipment	892,463	988,571
Advertising and public relations	280,171	228,767
Outside services	1,473,416	998,745
Loan and collection	259,124	254,314
Stationary and supplies	129,125	160,057
Telephone	89,043	95,987
Postage and freight	138,085	150,324
Directors’ fees	141,650	138,650
FDIC and state assessments	305,681	342,635
Other	754,415	705,139

	13,730,633	10,760,216

Income before income taxes	4,771,766	6,838,150

Provision for income taxes	1,469,139	2,026,453

Net income	$3,302,627	$4,811,697

See accompanying notes

COMMUNITY FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

For the three months ended September 30, 2016 and

the three months ended September 30, 2015

	Unaudited 7/1/2016 – 9/30/2016	Unaudited 7/1/2015 – 9/30/2015
Interest income:
Loans, including fees	$5,376,002	$5,086,064
Investment securities	546,754	559,946
Federal funds sold and time deposits in other institutions	3,925	2,543
Other	1,541	1,398

Total interest income	5,928,222	5,649,951

Interest expense:
Deposits	453,245	465,339
Borrowings	285,046	203,611

Total interest expense	738,291	668,950

Net interest income	5,189,931	4,981,001

Provision for loan losses	20,000	—

Net interest income after provision for loan losses	5,169,931	4,981,001

Non-interest income:
Service charges on deposits	511,538	457,519
Fees and commissions	446,285	423,823
Equity in earnings of White River Bancshares Company	142,710	85,651
Net gains on investment securities	3,548	25,735
Gains (losses) on foreclosed assets held for sale	(190)	(265,118)
Other	(30,152)	314,194

	1,073,739	1,041,804

Non-interest expense:
Salaries and benefits	2,061,077	1,964,671
Contract termination fees	1,558,414	—
Occupancy	252,557	280,509
Furniture and equipment	280,865	305,310
Advertising and public relations	121,627	86,089
Outside services	787,900	307,827
Loan and collection	64,852	32,363
Stationary and supplies	39,760	61,334
Telephone	27,940	31,717
Postage and freight	41,754	51,344
Directors’ fees	47,750	46,050
FDIC and state assessments	79,787	102,133
Other	211,546	151,453

	5,575,829	3,420,800

Income before income taxes	667,841	2,602,005

Provision for income taxes	308,773	800,899

Net income	$359,068	$1,801,106

See accompanying notes

COMMUNITY FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the nine months ended September 30, 2016 and

the nine months ended September 30, 2015

	Unaudited 1/1/2016 – 9/30/2016	Unaudited 1/1/2015 – 9/30/2015
Net income	$3,302,627	$4,811,697

Other comprehensive income:
Net unrealized holding gains on investment securities arising during the year, net of deferred income taxes of $293,909 and $18,490, respectively	570,530	35,894
Reclassification adjustment for realized gains included in net income, net of deferred income taxes of $17,865 and $20,145, respectively	(34,679)	(39,105)
Other comprehensive income attributable to investment in White River Bancshares Company	89,438	22,418

Other comprehensive income	625,289	19,207

Comprehensive income	$3,927,916	$4,830,904

See accompanying notes

COMMUNITY FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the three months ended September 30, 2016 and

the three months ended September 30, 2015

	Unaudited 7/1/2016 – 9/30/2016	Unaudited 7/1/2015 – 9/30/2015
Net income	$359,068	$1,801,106

Other comprehensive income (loss):
Net unrealized holding gains (losses) on investment securities arising during the year, net of deferred income taxes of $(44,389) and $206,946, respectively	(86,166)	379,598
Reclassification adjustment for realized gains included in net income, net of deferred income taxes of $1,206 and $8,750, respectively	(2,342)	(16,985)
Other comprehensive income (loss) attributable to investment in White River Bancshares Company	(5,609)	45,573

Other comprehensive income (loss)	(94,117)	408,186

Comprehensive income	$264,951	$2,209,292

See accompanying notes

COMMUNITY FIRST BANCSHARES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the nine months ended September 30, 2016 and the nine months ended September 30, 2015

	Preferred Stock		Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Series A	Series B
Balance – December 31, 2014	$899	$55	$42,244	$24,812,941	$34,976,019	$(30,040)	$59,802,118

Comprehensive income					4,811,697	19,207	4,830,904
Preferred stock dividends					(23,700)		(23,700)
Common stock dividends					(532,275)		(532,275)
Repurchase of common stock			(3,809)	(3,996,165)			(3,999,974)
Repurchase of preferred stock	(899)	(55)		(9,524,047)			(9,525,001)
Impact of equity transactions of White River Bancshares Company				(47,130)			(47,130)

Balance – September 30, 2015	—	—	38,435	11,245,599	39,231,741	(10,833)	50,504,942

Comprehensive income					1,542,445	(262,531)	1,279,914
Sale of 1,000 shares of common stock			100	128,900			129,000
Impact of equity transactions of White River Bancshares Company				(38,384)			(38,384)

Balance – December 31, 2015	—	—	38,535	11,336,115	40,774,186	(273,364)	51,875,472

Comprehensive income					3,302,627	625,289	3,927,916
Sale of 588 shares of common stock			58	90,493			90,551
Common stock dividends					(558,749)		(558,749)
Common stock issued as compensation			625	699,375			700,000
Repurchase of common stock			(2,173)	(2,431,923)			(2,434,096)
Impact of equity transactions of White River Bancshares Company				(84,286)			(84,286)

Balance – September 30, 2016	$—	$—	$37,045	$9,609,774	$43,518,064	$351,925	$53,516,808

See accompanying notes

COMMUNITY FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2016 and September 30, 2015

	Unaudited 1/1/2016 – 9/30/2016	Unaudited 1/1/2015 – 9/30/2015
Cash flows from operating activities:
Net income	$3,302,627	$4,811,697
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	111,000	140,000
Provision for losses on foreclosed assets	7,574	456,500
Depreciation and amortization	581,001	671,928
Deferred income taxes	51,273	35,320
Common stock issued as compensation	700,000	—
Net amortization of investment securities discounts and premiums	316,852	291,064
Realized gains on disposition of investment securities	(52,544)	(59,250)
Equity in earnings of White River Bancshares Company	(399,794)	(267,238)
Net gains on dispositions of premises and equipment, foreclosed assets, and other assets	(1,721)	(260,641)
Decrease in accrued interest receivable and other assets	225,931	586,836
Increase in loans held-for-sale	(975,537)	(245,000)
Increase in accrued interest payable and other liabilities	988,120	408,770

Net cash provided by operating activities	4,854,782	6,569,986

Cash flows from investing activities:
Purchases of investment securities available-for-sale	(12,839,746)	(19,579,942)
Proceeds from disposition of investment securities available-for-sale	15,744,780	23,418,580
Proceeds from calls and maturities of investment securities held-to-maturity	134,930	129,005
Net increase in loans	(10,199,965)	(1,667,046)
Net (purchases) dispositions of other investments	(936,900)	721,400
Purchases of premises and equipment	(379,535)	(252,627)
Proceeds from sales of premises and equipment and other assets	24,100	97,980
Proceeds from sales of foreclosed assets held for sale	355,701	1,777,490

Net cash provided (used) by investing activities	(8,096,635)	4,644,840

Cash flows from financing activities:
Increase in non-interest bearing demand deposits	3,520,388	99,573
Increase (decrease) in interest bearing demand deposits	(12,964,814)	4,490,710
Increase (decrease) in savings deposits	(1,592,717)	1,916,862
Decrease in time deposits	(6,536,913)	(9,445,580)
Borrowings from Federal Home Loan Bank	45,965,000	15,000,000
Repayments of Federal Home Loan Bank borrowings	(29,390,939)	(28,364,462)
Net repayments of other borrowings	(595,253)	(536,126)
Repurchase of common stock	(2,434,096)	(3,999,974)
Repurchase of preferred stock	—	(9,525,001)
Preferred stock dividends paid	—	(23,700)
Proceeds from sale of common stock	90,551	—
Common stock dividends paid	(558,749)	(532,275)

Net cash used by financing operations	(4,497,542)	(30,919,973)

Net decrease in cash and cash equivalents	(7,739,395)	(19,705,147)
Cash and cash equivalents, beginning of period	17,095,692	28,591,842

Cash and cash equivalents, end of period	$9,356,297	$8,886,695

See accompanying notes

COMMUNITY FIRST BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2016 (Unaudited)

For the year ended December 31, 2015 and

For the Nine Months Ended September 30, 2015 (Unaudited)

(1)	SIGNIFICANT ACCOUNTING POLICIES:

Nature of operations –

Community First Bancshares, Inc. (Company) provides a full range of financial services to individuals and commercial customers in Harrison, Arkansas and surrounding areas through its wholly-owned subsidiary, Community First Bank (Bank). The Bank’s primary deposit products are interest-bearing checking accounts and certificates of deposit. Its primary lending products are real estate, commercial, and industrial loans. The Bank operates under a state bank charter and is subject to regulation by the Arkansas State Bank Department and the Federal Deposit Insurance Corporation (FDIC).

Community First Title, Inc. (CFT) was formed to provide title insurance and closing services to customers in the Harrison, Arkansas area. Effective August 26, 2015, the assets of CFT, which were not material, were sold and its operations were discontinued.

West View Apartments, L.P. (West View) owns and operates a 12-unit housing facility in Berryville, Arkansas for low income individuals.

East View Apartments, L.P. (East View) owns and operates a 26-unit housing facility in Green Forest, Arkansas for low income individuals.

Basis of presentation and use of estimates –

The consolidated financial statements include the accounts of the Company, the Bank, its wholly-owned subsidiary, Community First Title, Inc., and its 99.98% owned subsidiaries, West View Apartments, L.P. and East View Apartments, L.P. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accounting policies of the Company and the methods of applying them conform with U.S. generally accepted accounting principles (GAAP) and practices within the banking industry. The Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) became effective during the Company’s fiscal year ending December 31, 2009. At that time, the ASC became FASB’s officially recognized source of authoritative GAAP applicable to all nongovernmental entities, superseding previously existing accounting and reporting standards.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents –

For purposes of reporting cash flows in the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

(1)	SIGNIFICANT ACCOUNTING POLICIES (continued):

The Bank is required by the Federal Reserve to maintain minimum balances of cash or non-interest bearing deposits with its primary correspondent. At September 30, 2016 and December 31, 2015, the Bank’s required minimum reserve balance was approximately $463,000 and $334,000, respectively.

Federal funds sold generally mature within one to four days from the transaction date. At times, the Bank’s federal funds sold to and deposits with correspondent banks may significantly exceed the FDIC insurance limit. It is the Bank’s policy to only sell funds to and place deposits with institutions it considers to be of high credit quality. At September 30, 2016 and December 31, 2015, uninsured balances due from banks totaled approximately $4,332,000 and $1,254,000, respectively.

Investments securities –

Investment securities classified as held-to-maturity are those securities the Company has the intent and ability to hold until they mature regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at amortized cost. Investment securities classified as available-for-sale are those securities the Company intends to hold for an indefinite period of time, but not necessarily to maturity. The Company could decide to sell a security classified as available-for-sale for various reasons, including movement in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, and other similar factors. Securities available-for-sale are carried at fair value, with the unrealized gains and losses, net of deferred taxes, reported as increases or decreases in accumulated other comprehensive income, a separate component of stockholders’ equity.

The amortized cost of investment securities is adjusted for amortization of premiums and accretion of discounts to the expected maturity date, or in the case of mortgage-backed securities, over the life of the security. Such amortization and accretion is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary are included in current earnings. The cost of securities sold for purposes of recognizing gains or losses is based on the specific identification method.

Investment in White River Bancshares Company –

The Company’s non-controlling 23.09% investment in White River Bancshares Company is accounted for using the equity method of accounting and earnings are considered to be permanently reinvested.

Investment in Federal Home Loan Bank stock –

All Federal Home Loan Bank of Dallas (FHLB) stockholders are required to maintain a minimum investment based on total assets, loan and investment portfolio components, and desired levels of borrowings. Accordingly, the Company’s rights to sell or exchange this investment are restricted. Because of the limited market for this stock, it is carried at cost. At each balance sheet date, the stock was pledged as collateral for borrowings from the FHLB.

Loans and allowance for loan losses –

Loans held for sale are carried at the lower of cost or fair value less estimated costs to sell. The Bank enters into forward commitments for the sale of its mortgage loan originations in order to reduce its market risk on such originations in process. Gains and losses from the sales of mortgage loans are recognized when the loan is sold to investors.

(1)	SIGNIFICANT ACCOUNTING POLICIES (continued):

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income on loans is recognized over the term of the loan and is calculated using the simple interest method on daily balances of principal amount outstanding. Loan origination fees and costs are generally deferred and recognized over the life of the loan as an adjustment to yield. Each borrower’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained is based on management’s credit evaluation of the customer. The nature of collateral required varies and may include deposit accounts, securities, accounts receivable, inventories, equipment, and real estate.

Generally, the accrual of interest is discontinued on loans which are greater than ninety days delinquent, unless the loan is both well secured and in the process of collection, or earlier when management believes the collection of all principal and interest is unlikely. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans and income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable.

The allowance for loan losses is maintained at a level believed to be adequate by management to absorb losses inherent in the loan portfolio as of the balance sheet date and is based on management’s evaluation of various factors affecting the loan portfolio including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, regulatory guidance, general economic conditions, and other observable data. Determination of the allowance is inherently subjective as it requires significant estimates, including the amounts and timing of expected future cash flows or collateral values for specific impaired loans, estimated losses on homogeneous loan groups that are based on historical loss experience and consideration of current economic factors and trends, all of which may be susceptible to significant change. Loans, or portions thereof, that are considered uncollectible are charged off against the allowance, while recoveries of amounts previously charged off are credited to the allowance. A provision for loan losses is charged to operations based on management’s periodic evaluation of the factors previously described, as well as other pertinent factors. Evaluations are conducted at least quarterly and more often if deemed necessary.

The Company considers a loan to be impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. The Company evaluates impaired loans with smaller balances that are of a similar nature collectively and evaluates all other impaired loans individually when determining the adequacy of the allowance for impaired loans. Estimated losses on internally risk-rated loans, exclusive of specific impaired loans, is based on applying an allowance factor that is higher for homogeneous groups of impaired loans than for homogeneous groups of unimpaired loans, due to management’s concerns regarding collectability or management’s knowledge of particular elements regarding the borrower. Because of the uncertainties associated with the estimation process, it is reasonably possible that management’s estimate of credit losses inherent in the loan portfolio and the amount of the related allowance may change in the near term. Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings (TDR’s) and are included in impaired loans. The most common TDR concessions that were granted by the Company involved reductions of interest rates and rescheduling payments of principal and interest over longer amortization periods.

(1)	SIGNIFICANT ACCOUNTING POLICIES (continued):

At times, the Company may sell participating interests in loans to other financial institutions to allow the Company to service customers with needs in excess of the Company’s limit on loans to a single borrower. The Company accounts for the transfer of such a participating interest as a sale since control over the participating interest has been relinquished. Control is deemed to be relinquished when the participating interest has been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or sell the participating interest, and the Company does not maintain effective control over the participating interest through an agreement to repurchase it prior to maturity. Under such a participation agreement, the Company continues to service the loan for a nominal fee and the buyer receives its share of principal collected together with interest at an agreed-upon rate. Generally, no gain or loss is recognized upon the sale of a participating interest in a loan or during the related servicing period.

Foreclosed assets held for sale –

Foreclosed assets held for sale represents assets acquired in satisfaction of debt and are generally valued at the lower of the recorded investment in the loan or fair value less estimated cost to sell. Subsequent write-downs and net losses realized on sales of foreclosed assets are included in non-interest income in the accompanying statements of income.

Premises and equipment –

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives of 10 to 40 years for buildings and improvements and 3 to 10 years for equipment, furniture and fixtures. Leasehold improvements are capitalized and amortized using the straight-line method over the term of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

Income taxes –

The Company recognizes deferred income taxes for the expected future tax consequences of events that have been recognized in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the values of the assets and liabilities reflected in the financial statements and their related tax basis using enacted tax rates in effect for the year or years in which the differences are expected to be recovered or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company files consolidated income tax returns with the Bank and CFT and includes its allocable portion of taxable income and deductions for East View and West View in those returns. The Company is no longer subject to federal or Arkansas income tax audits by tax authorities for years prior to 2012.

Advertising costs –

Advertising costs are charged to expense as incurred. Advertising costs for the nine months ended September 30, 2016 and 2015 totaled approximately $90,000 and $82,000, respectively.

Stock-based compensation –

The Company has a stock-based employee compensation plan which is described more fully in Note 14. The Company applies the fair value method of recording stock-based compensation for stock options granted after December 31, 2005, as prescribed by ASC Topic 715. The cost of stock-based awards is recognized over the period during which the employee is required to provide service in exchange for the award. No stock-based compensation is reflected in income for stock options granted prior to January 1, 2006.

(1)	SIGNIFICANT ACCOUNTING POLICIES (continued):

Recent accounting pronouncements –

In May 2014, the FASB issued Accounting Standard Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. In July 2015, the FASB deferred the required effective date of ASU 2014-09 to years beginning after December 15, 2018. Early adoption is permitted for years beginning after December 15, 2016. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company has not yet selected a transition method nor has it determined the impact, if any, that the adoption will have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Topic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 will require equity investments (other than those accounted for under equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized through net income. ASU 2016-01 will also eliminate the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and the requirement to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet for public business entities. ASU 2016-01 is effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted for entities beginning after December 15, 2017. The Company does not expect the adoption of ASU 2016-01 to have a material impact its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 will generally require lessees to recognize assets and liabilities associated with leases (other than those leases with terms of 12 months or less, for which the entity is permitted to elect to not recognize lease assets and lease liabilities) on the lessee entity’s balance sheet. ASU 2016-02 will also require certain quantitative and qualitative financial statement disclosures regarding the amount, timing and uncertainty of cash flows from leases. Upon adoption, ASU 2016-02 will require the recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective approach which includes a number of practical expedients that entities may elect to apply. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018 for public business entities and periods beginning after December 15, 2019 for entities that are not public business entities. Early adoption is permitted for all entities. The Company has not yet determined the impact that adoption of ASU 2016-02 will have on its financial statements.

Subsequent event –

In July 2016, the Company entered into a definitive merger agreement with an unrelated financial institution. The transaction is expected to be completed on November 10, 2016.

(2)	INVESTMENT SECURITIES:

Following is a summary of available-for-sale and held-to-maturity securities:

	Available-for-Sale
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2016:
U.S. Government and agency obligations	$2,000,000	$1,478	$—	$2,001,478
Obligations of states and political subdivisions	26,859,114	468,464	128,195	27,199,383
Mortgage-backed securities	42,369,126	203,438	113,661	42,458,903

	$71,228,240	$673,380	$241,856	$71,659,764

	Held-to-Maturity
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2016:
Obligations of states and political subdivisions	$6,506,013	$27,531	$—	$6,533,544

	Available-for-Sale
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2015:
U.S. Government and agency obligations	$4,998,432	$1,326	$59,100	$4,940,658
Obligations of states and political subdivisions	27,409,719	427,600	139,232	27,698,087
Mortgage-backed securities	41,989,430	38,773	649,737	41,378,466

	$74,397,581	$467,699	$848,069	$74,017,211

	Held-to-Maturity
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2015:
Obligations of states and political subdivisions	$6,640,943	$26,140	$—	$6,667,083

(2)	INVESTMENT SECURITIES (continued):

The amortized cost and estimated fair value of investment securities by contractual maturity at September 30, 2016 are presented below. Actual maturities may differ from contractual maturities due to the existence of call or prepayment options.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due in one year or less	$851,150	$859,780	$—	$—
Due in one to five years	4,459,700	4,544,527	37,000	37,863
Due in five to ten years	10,693,222	10,678,536	—	—
Due more than ten years	12,855,042	13,118,018	6,469,013	6,495,681

	28,859,114	29,200,861	6,506,013	6,533,544
Mortgage-backed securities	42,369,126	42,458,903	—	—

	$71,228,240	$71,659,764	$6,506,013	$6,533,544

Gross realized gains and losses on sales and calls of investment securities during the nine months ended September 30, 2016 and 2015 were as follows:

	September 30, 2016	September 30, 2015
U.S. Government and agency obligations
Gross realized gains	$6,000	$—
Gross realized losses	—	14,738
Obligations of states and political subdivisions
Gross realized gains	21,858	13,063
Mortgage-backed securities
Gross realized gains	24,686	80,466
Gross realized losses	—	19,541

Investment securities with carrying values of approximately $67,189,000 and $66,377,000 at September 30, 2016 and December 31, 2015, respectively, were pledged to secure certain public deposits or for other purposes.

Information pertaining to investment securities with gross unrealized losses at September 30, 2016 and December 31, 2015, aggregated by investment category and length of time that individual investment securities have been in a continuous unrealized loss position, follows:

	Less than 12 months		More than 12 months		Total
September 30, 2016	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Obligation of states and political subdivisions	$—	$—	$276,805	$128,195	$276,805	$128,195
Mortgage-backed securities	10,557,733	31,220	7,485,868	82,441	18,043,601	113,661

	$10,557,733	$31,220	$7,762,673	$210,636	$18,320,406	$241,856

(2)	INVESTMENT SECURITIES (continued):

	Less than 12 months		More than 12 months		Total
December 31, 2015	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government and agency obligations	$1,979,609	$20,391	$1,959,723	$38,709	$3,939,332	$59,100
Obligation of states and political subdivisions	694,894	1,130	461,880	138,102	1,156,774	139,232
Mortgage-backed securities	27,529,041	335,885	10,418,522	313,852	37,947,563	649,737

	$30,203,544	$357,406	$12,840,125	$490,663	$43,043,669	$848,069

At September 30, 2016, three of its obligations of states and political subdivisions, and eighteen of its mortgage-backed securities had fair values that were less than their carrying values. Three of its obligations of states and political subdivisions and eight of its mortgage-backed securities had been in a continuous unrealized loss position for twelve months or more.

In evaluating the Company’s unrealized loss positions for other-than-temporary impairment, management considers the credit quality of the issuer, the nature and cause of the unrealized loss, and the severity and duration of the impairments. At September 30, 2016 and December 31, 2015, management determined that substantially all unrealized losses were the result of fluctuations in interest rates or other temporary market conditions and did not reflect deteriorations of the credit quality of the investments. Accordingly, management has determined that all of its unrealized losses on investment securities are temporary in nature and that the Company has both the intent and ability to hold the securities to maturity or until fair value recovers above cost.

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES:

The major categories of outstanding loans, net of deferred fees, at September 30, 2016 and December 31, 2015 are summarized as follows:

	September 30, 2016	December 31, 2015
Real estate loans:
Residential 1-4 family	$127,068,663	$123,586,577
Non-farm/non-residential	88,052,658	91,436,268
Construction/land development	35,988,686	34,212,001
Agricultural	24,412,959	24,903,502
Residential multifamily	11,299,459	14,051,901
Commercial and industrial loans	42,278,464	35,430,718
Consumer	24,043,206	21,149,417
Agricultural loans (non-real estate)	7,406,644	7,880,916
Other	2,409,977	422,901

	362,960,716	353,074,201
Less: allowance for loan losses and amortization	5,486,390	5,654,689

	$357,474,326	$347,419,512

Deferred fees, net of deferred costs, totaled $493,028 and $380,740 at September 30, 2016 and December 31, 2015, respectively.

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

Changes in the allowance for loan losses by segment for the nine months ending September 30, 2016 and 2015 are summarized as follows:

September 30, 2016	Balance, Beginning of Year	Charge-offs	Recoveries	Provision	Balance, End of Period
Real estate:
Residential 1-4 family	$661,754	$(164,148)	$23,472	$(44,665)	$476,413
Non-farm/non-residential	644,878	—	28,613	826,940	1,500,431
Construction/land development	641,243	(300,000)	35,000	234,010	610,253
Agricultural	118,781	—	13,170	(60,182)	71,769
Residential multifamily	51,104	—	25,000	(46,119)	29,985
Commercial and industrial	712,313	(94,474)	197,956	(477,008)	338,787
Consumer	288,063	(88,564)	44,676	24,174	268,349
Agricultural (non-real estate)	19,454	—	—	(15,253)	4,201
Other	64	—	—	297	361
Unallocated	2,517,035	—	—	(331,194)	2,185,841

	$5,654,689	$(647,186)	$367,887	$111,000	$5,486,390

September 30, 2015	Balance, Beginning of Year	Charge-offs	Recoveries	Provision	Balance, End of Period
Real estate:
Residential 1-4 family	$922,175	$(132,932)	$42,791	$(82,560)	$749,474
Non-farm/non-residential	1,103,018	(441,000)	18,558	147,055	827,631
Construction/land development	759,331	(7,767)	38,000	(152,973)	636,591
Agricultural	140,262	(27,600)	8,754	(7,026)	114,390
Residential multifamily	91,642	—	22,500	(67,051)	47,091
Commercial and industrial	1,248,348	(11,513)	129,469	(717,620)	648,684
Consumer	302,510	(99,285)	42,738	41,361	287,324
Agricultural (non-real estate)	17,510	—	—	(617)	16,893
Other	132	—	—	(63)	69
Unallocated	1,929,300	—	—	979,494	2,908,794

	$6,514,228	$(720,097)	$302,810	$140,000	$6,236,941

The Company’s credit quality indicators consist of an internal grading system analysis used to assign grades to all loans. The grade for each individual loan is determined by the account officer and other approving officers at the time the loan is made and changed from time to time to reflect an ongoing assessment of loan risk. Grades on specific loans rated moderate or greater are reviewed monthly. The following categories of credit quality are used by the Company:

Pass –

Loans in this category are considered to be an acceptable credit risk and are generally considered to be collectible in full. This category includes loans graded Excellent, Good, Satisfactory and Moderate.

Watch –	Loans in this category are presently protected from apparent loss; however, weaknesses do exist which could cause future impairment of repayment of principal or interest.
Substandard –	Loans in this category are characterized by deterioration in quality exhibited by any number of well-defined weaknesses requiring corrective action and posing the risk of some loss.
Doubtful –	Loans in this category exhibit the same weaknesses found in the substandard category; however, the weaknesses are more pronounced. These loans have deteriorated to a point where collection in full is improbable.

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

A summary of loans, net of deferred fees, by credit quality indicators as of September 30, 2016 and December 31, 2015 follows:

September 30, 2016	Pass	Watch	Substandard	Doubtful	Total
Real estate:
Residential 1-4 family	$124,445,314	$273,184	$2,350,165	$—	$127,068,663
Non-farm/non-residential	75,703,009	3,996,473	8,353,176	—	88,052,658
Construction/land development	32,711,269	—	3,277,417	—	35,988,686
Agricultural	24,293,097	—	119,862	—	24,412,959
Residential multifamily	11,299,459	—	—	—	11,299,459
Commercial and industrial	37,318,525	4,316,532	643,407	—	42,278,464
Consumer	23,592,126	5,667	445,413	—	24,043,206
Agricultural (non-real estate)	7,406,644	—	—	—	7,406,644
Other	2,409,977	—	—	—	2,409,977

	$339,179,420	$8,591,856	$15,189,440	$—	$362,960,716

December 31, 2015	Pass	Watch	Substandard	Doubtful	Total
Real estate:
Residential 1-4 family	$121,643,225	$117,766	$1,825,586	$—	$123,586,577
Non-farm/non-residential	83,832,032	1,800,484	5,803,752	—	91,436,268
Construction/land development	30,836,135	—	3,375,866	—	34,212,001
Agricultural	24,867,571	—	35,931	—	24,903,502
Residential multifamily	14,051,901	—	—	—	14,051,901
Commercial and industrial	30,777,134	4,200,000	453,584	—	35,430,718
Consumer	20,791,559	—	357,858	—	21,149,417
Agricultural (non-real estate)	7,880,916	—	—	—	7,880,916
Other	422,901	—	—	—	422,901

	$335,103,374	$6,118,250	$11,852,577	$—	$353,074,201

An aging analysis of past due loans, net of deferred fees, as of September 30, 2016 and December 31, 2015 follows:

September 30, 2016	30-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Current	Total Loans
Real estate:
Residential 1-4 family	$1,082,063	$895,345	$1,977,408	$125,091,255	$127,068,663
Non-farm/non-residential	2,349,278	5,040,556	7,389,834	80,662,824	88,052,658
Construction/land development	—	2,096,141	2,096,141	33,892,545	35,988,686
Agricultural	13,132	—	13,132	24,399,827	24,412,959
Residential multifamily	—	—	—	11,299,459	11,299,459
Commercial and industrial	40,750	493,097	533,847	41,744,617	42,278,464
Consumer	237,176	90,131	327,307	23,715,899	24,043,206
Agricultural (non-real estate)	—	—	—	7,406,644	7,406,644
Other	—	—	—	2,409,977	2,409,977

	$3,722,399	$8,615,270	$12,337,669	$350,623,047	$362,960,716

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

December 31, 2015	30-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Current	Total Loans
Real estate:
Residential 1-4 family	$1,742,696	$504,582	$2,247,278	$121,339,299	$123,586,577
Non-farm/non-residential	3,257,442	351,566	3,609,008	87,827,260	91,436,268
Construction/land development	2,162,192	—	2,162,192	32,049,809	34,212,001
Agricultural	319,951	35,915	355,866	24,547,636	24,903,502
Residential multifamily	—	—	—	14,051,901	14,051,901
Commercial and industrial	59,650	221,189	280,839	35,149,879	35,430,718
Consumer	85,604	3,407	89,011	21,060,406	21,149,417
Agricultural (non-real estate)	50,159	—	50,159	7,830,757	7,880,916
Other	—	—	—	422,901	422,901

	$7,677,694	$1,116,659	$8,794,353	$344,279,848	$353,074,201

A summary of impaired loans as of September 30, 2016 and December 31, 2015 follows:

September 30, 2016	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
With a related allowance:
Real estate:
Residential 1-4 family	$1,255,851	$1,255,412	$207,411	$977,943	$49,529
Non-farm/non-residential	3,289,893	3,295,439	238,413	1,791,861	78,151
Construction/land development	2,020,000	2,020,000	500,268	2,094,480	—
Commercial and industrial	86,960	86,924	52,933	197,206	3,174
Consumer	90,526	90,415	13,579	62,717	2,393

Total with a related allowance	6,743,230	6,748,190	1,012,604	5,124,207	133,247

With no related allowance:
Real estate:
Residential 1-4 family	768,294	768,294	—	917,515	11,929
Non-farm/non-residential	147,523	147,632	—	2,751,170	3,827
Construction/land development	1,257,415	1,288,497	—	2,482,815	2,428
Commercial and industrial	380,896	380,901	—	190,451	8,404

Total with no related allowance	2,554,128	2,585,324	—	6,341,951	26,588

Total impaired loans	$9,297,358	$9,333,514	$1,012,604	$11,466,158	$159,835

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

December 31, 2015	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
With a related allowance:
Real estate:
Residential 1-4 family	$976,018	$977,586	$63,989	$1,177,860	$51,319
Non-farm/non-residential	2,489,886	2,492,969	52,736	5,396,865	128,384
Construction/land development	5,837,180	5,846,094	494,746	6,481,735	112,220
Agricultural	317,741	318,511	6,996	311,247	17,522
Commercial and industrial	307,260	307,488	293,370	434,090	7,014
Consumer	35,063	35,020	5,259	67,867	4,279
Agricultural (non-real estate)	—	—	—	612	—

Total with a related allowance	9,963,148	9,977,668	917,096	13,870,276	320,738

With no related allowance:
Real estate:
Residential 1-4 family	789,625	789,625	—	1,110,682	16,121
Non-farm/non-residential	3,150,000	3,150,021	—	2,321,740	182,954
Construction/land development	—	—	—	617,855	—
Commercial and industrial	—	—	—	84,439	—

Total with no related allowance	3,939,625	3,939,646	—	4,134,716	199,075

Total impaired loans	$13,902,773	$13,917,314	$917,096	$18,004,992	$519,813

A summary of the recorded investment in impaired loans and related allowance for loan losses by method of evaluation as of September 30, 2016 and December 31, 2015 follows:

	Individually Evaluated		Collectively Evaluated
September 30, 2016	Recorded Investment in Impaired Loans	Related Allowance for Loan Losses	Recorded Investment in Impaired Loans	Related Allowance for Loan Losses
Real estate:
Residential 1-4 family	$806,356	$24,722	$1,217,350	$182,689
Non-farm/non-residential	3,152,439	185,782	290,632	52,631
Construction/land development	3,308,497	500,268	—	—
Commercial and industrial	423,372	42,468	44,453	10,465
Consumer	—	—	90,415	13,579

	$7,690,664	$753,240	$1,642,850	$259,364

	Individually Evaluated		Collectively Evaluated
December 31, 2015	Recorded Investment in Impaired Loans	Related Allowance for Loan Losses	Recorded Investment in Impaired Loans	Related Allowance for Loan Losses
Real estate:
Residential 1-4 family	$789,625	$—	$977,586	$63,989
Non-farm/non-residential	5,354,708	—	288,282	52,736
Construction/land development	3,235,484	458,375	2,610,610	36,371
Agricultural	—	—	318,511	6,996
Commercial and industrial	284,675	284,379	22,813	8,991
Consumer	—	—	35,020	5,259

	$9,664,492	$742,754	$4,252,822	$174,342

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued):

A summary of nonaccrual loans, net of deferred fees, as of September 30, 2016 and December 31, 2015 follows:

	September 30, 2016	December 31, 2015
Real estate:
Residential 1-4 family	$1,866,279	$1,194,397
Non-farm/non-residential	5,206,393	3,501,587
Construction/land development	2,096,141	2,096,141
Agricultural	—	35,915
Commercial and industrial	493,097	221,189
Consumer	90,415	35,020

	$9,752,325	$7,084,249

At September 30, 2016 and December 31, 2015, there were no loans greater than ninety days delinquent and still accruing interest.

The following table summarizes TDR’s that occurred during the nine months ended September 30, 2016 and 2015:

	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
September 30, 2016
Real estate:
Residential 1-4 family	3	$126,414	$123,835
Non-farm/non-residential	1	147,632	147,632

Total	4	$274,046	$271,467

September 30, 2015
Real estate:
Residential 1-4 family	1	$179,336	$174,815

During the nine months ended September 30, 2016 and 2015, there were no payment defaults on loans that had been modified as TDR’s within 12 months prior to the payment default.

Interest income for the nine months ended September 30, 2016 includes $5,833, representing the change in present value of TDR’s attributable to the passage of time.

During the nine months ended September 30, 2016 and 2015, there were no transfers of participating interests in loans to other financial institutions. Outstanding loans for which the Company has previously transferred participating interests to other financial institutions as of September 30, 2016 and December 31, 2015 are summarized as follows:

	September 30, 2016	December 31, 2015
Participating interests sold	$138,850	$240,770
Retained interests	60,459	85,542

Total unpaid principal balance	$199,309	$326,312

(4)	PREMISES AND EQUIPMENT:

The major categories of premises and equipment at September 30, 2016 and December 31, 2015 are summarized as follows:

	September 30, 2016	December 31, 2015
Land	$1,401,618	$1,401,618
Buildings and improvements	13,586,863	13,488,134
Equipment, furniture and fixtures	5,673,958	5,491,415
Leasehold improvements	977,685	974,987

	21,640,124	21,356,154
Less: accumulated depreciation	9,378,213	8,875,237

	$12,261,911	$12,480,917

(5)	INVESTMENT IN WHITE RIVER BANCSHARES COMPANY:

Following is summarized balance sheet information for the Company’s 23.09% investment in White River Bancshares Company (WRBC) at September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015
Cash and cash equivalents	$13,059,907	$22,387,763
Investment securities	50,340,917	47,307,868
Loans, net of allowance for loan loss	418,263,028	396,779,879
Other assets	29,294,164	37,987,941

Total assets	$510,958,016	$504,463,451

Deposits	$404,494,763	$407,620,719
Borrowings	41,871,471	35,901,507
Other liabilities	2,548,721	2,207,436
Stockholders’ equity	62,043,061	58,733,789

Total liabilities and stockholders’ equity	$510,958,016	$504,463,451

Following is summarized income statement information for WRBC for the nine months ended September 30, 2016 and 2015:

	September 30, 2016	September 30, 2015
Interest income	$16,343,334	$16,064,891
Interest expense	(2,726,819)	(2,921,113)
Provision for loan losses	—	(200,000)
Other income	3,434,647	2,282,165
Operating expenses	(12,259,982)	(11,249,198)
Income tax provision	(1,869,210)	(1,562,713)

Net income	$2,921,970	$2,414,032

The Company was also granted stock options upon the formation of White River Bancshares Company. At December 31, 2014, the Company had outstanding options to purchase 6,792 shares at an exercise price of $100 per share. The Company was 100% vested in all options which expired in May 2015.

(6)	OTHER INVESTMENTS:

Included in other assets in the consolidated balance sheets are other investments, which are carried at cost as fair value is not readily determinable, consisting of the following at September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015
First National Bankers Bankshares, Inc. common stock	$109,470	$109,470
Mobius Technology Consulting, LLC	—	3,483

	$109,470	$112,953

(7)	TIME DEPOSITS:

Scheduled maturities of time deposits at September 30, 2016 are as follows:

2016	$15,109,435
2017	46,510,852
2018	17,127,762
2019	9,200,420
2020	5,782,255
Thereafter	5,615,809

$99,346,533

(8)	BORROWINGS:

Borrowings under a line of credit agreement with the Federal Home Loan Bank of Dallas (FHLB) as of September 30, 2016 consist of amortizing and fixed term advances totaling $8,116,787 and $26,020,000, respectively. Advances bear interest at rates ranging from 0.5% to 5.553% and are secured by the Bank’s cash on deposit at the FHLB, the Bank’s investment in FHLB stock, and certain loans with carrying amounts of approximately $155,065,000 at September 30, 2016.

Scheduled maturities of FHLB advances at September 30, 2016 are as follows:

2016	$14,168,271
2017	602,246
2018	2,575,807
2019	380,641
2020	10,374,431
Thereafter	6,035,391

$34,136,787

Under its agreement with the FHLB, the Bank has approximately $103,028,000 of unused borrowing capacity available at September 30, 2016. At September 30, 2016, the Bank had a $17,900,000 letter of credit issued by the FHLB on the Bank’s behalf to secure a customer deposit.

At September 30, 2016, the Company also had approximately $36,828,000 of borrowing capacity available from the Federal Reserve Bank (FRB) borrower-in-custody program. The Company has pledged to the FRB certain commercial and consumer loans with outstanding balances totaling approximately $47,000,000 at September 30, 2016 as collateral for advances under this program.

(9)	OTHER BORROWINGS:

Other borrowings consist of the following at September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015
Fixed rate bank term note payable	$8,741,232	$9,336,485
West View fixed rate note payable	300,000	300,000
East View fixed rate note payable	375,661	375,661

	$9,416,893	$10,012,146

The fixed rate bank term note requires monthly payments of principal and interest of $96,945 with an interest rate of 5.00% maturing in May 2015. During 2015, the maturity date of the note was extended until May 2018 and the interest rate was reduced to 4.00%. The note is secured by all outstanding shares of Bank common stock. The debt agreement contains various covenants including the maintenance of certain financial ratios. Failure to comply with these covenants could result in an increase in the interest rate. At September 30, 2016 and December 31, 2015, the Company was in compliance with all debt covenants.

The notes payable by West View Apartments, L.P. (West View) and East View Apartments, L.P. (East View) to the Arkansas Development Finance Authority are collateralized by the 12-unit and 26-unit housing facilities. Under the West View note payable, principal and interest payments at 4.65% are due annually, subject to the maintenance of cash reserves. The note matures in September 2023. Under the East View note payable, principal and interest payments at 5.29% are due annually. The note matures in August 2041.

Scheduled maturities of other borrowings at September 30, 2016, assuming no surplus cash for the West View note for the next five years, are as follows:

2016	$214,569
2017	843,260
2018	7,700,554
2019	6,217
2020	6,553
Thereafter	645,740

$9,416,893

(10)	SUBORDINATED DEBENTURES:

Community First AR Statutory Trust I (Trust), a Connecticut business trust, was formed during 2002 and is owned by the Company. The Company’s investment in and advances to the Trust are carried at a cost of $155,000, and is included in other assets in the consolidated balance sheets at September 30, 2016 and December 31, 2015. During 2002, the Trust sold floating rate capital and common securities to investors. The proceeds of $5,155,000 were used to purchase an equal principal amount of floating rate subordinated debentures issued by the Company that adjust quarterly to 3-month LIBOR plus 3.25%. The Company has fully and unconditionally guaranteed all obligations of the Trust on a subordinated basis with respect to the capital securities. The sole asset of the Trust is the subordinated debentures issued by the Company to the Trust and related accrued interest receivable thereon. At September 30, 2016 and December 31, 2015, the Trust had $5,000,000 of capital securities outstanding, and the Company had $5,155,000 of subordinated debentures outstanding that were held by the Trust. The subordinated debentures mature in December 2032. However, both the capital securities and subordinated debentures may be prepaid, subject to regulatory approval, at the Company’s election after five years. Subject to certain limitations, portions of the subordinated debentures qualify as Tier 1 capital for regulatory capital adequacy purposes. At September 30, 2016 and December 31, 2015, the interest rate for these subordinated debentures was 4.107% and 3.853%, respectively.

(11)	INCOME TAXES:

The provision for income taxes included in the accompanying consolidated statements of income for the nine months ended September 30, 2016 and 2015 consists of the following:

	September 30, 2016	September 30, 2015
Current:
Federal	$1,177,173	$1,653,124
State	240,693	338,009

	1,417,866	1,991,133

Deferred:
Federal	4,400	20,253
State	46,873	15,067

	51,273	35,320

	$1,469,139	$2,026,453

The effective tax rate differs from the statutory federal income tax rate primarily due to tax-exempt interest income, equity method earnings, state income taxes, and non-deductible expenses.

(11)	INCOME TAXES (continued):

The tax effect of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts that give rise to deferred tax assets and liabilities at September 30, 2016 and December 31, 2015 are as follows:

	September 30, 2016	December 31, 2015
Deferred tax assets:
Differences in accounting for loan losses	$2,100,739	$2,165,181
Interest on nonaccrual loans	204,998	143,822
Differences in accounting for foreclosed assets	893,300	1,059,278
Unrealized net losses on investments		129,326

	3,199,037	3,497,607

Deferred tax liabilities:
Differences in depreciation methods	229,320	231,906
Unrealized net gains on investments	146,718	—
Prepaid expenses	68,013	94,943
Other	84,530	172,985

	528,581	499,834

Net deferred tax asset	$2,670,456	$2,997,773

(12)	CAPITAL STOCK:

Information regarding the Company’s capital stock at September 30, 2016 and December 31, 2015 follows:

		Preferred
	Common	Series A	Series B
September 30, 2016:
Par value per share	$0.10	$0.10	$0.10
Number of shares:
Authorized	1,000,000	12,725	636
Issued	370,450	—	—
Outstanding	370,450	—	—

December 31, 2015:
Par value per share	$0.10	$0.10	$0.10
Number of shares:
Authorized	1,000,000	12,725	636
Issued	385,345	—	—
Outstanding	385,345	—	—

On March 10, 2009, the Company’s Board of Directors authorized the issuance of 12,725 shares of Series A fixed rate, cumulative perpetual preferred stock and 636 shares of Series B fixed rate, cumulative perpetual preferred stock to the United States Department of the Treasury (Treasury) as part of the Treasury’s Capital Purchase Program.

(12)	CAPITAL STOCK (continued):

On April 3, 2009, the Company entered into a purchase agreement with the Treasury and sold the newly issued Series A preferred stock and a warrant to purchase the newly issued Series B preferred stock (which was immediately exercised) to the Treasury for an aggregate purchase price of $12,725,000. The proceeds of the issuance were allocated on a pro rata basis to the Series A preferred stock and the Series B preferred stock based on their relative fair values. The fair values of the Series A and Series B preferred stock were estimated using a discounted cash flow methodology and a discount rate of 12%. As a result, the Company assigned $12,004,337 of the proceeds to the Series A preferred stock and $720,663 to the Series B preferred stock. The resulting net discount of $636,000 was accreted over the five-year expected life of the preferred stock up to the $13,361,000 combined redemption value, with the accretion being reported as additional preferred stock dividends.

All shares of preferred stock are non-voting (other than voting rights on certain matters that could adversely affect the preferred stock) and have liquidation preferences of $1,000 per share. Dividends on the Series A preferred stock were computed at an annual rate of 5% for each of the first five years and 9% for each year thereafter. Dividends on the Series B preferred stock were computed at an annual rate of 9% at all times. No dividends could be paid to common shareholders without the Treasury’s approval while the preferred stock was outstanding. Both the Series A and Series B preferred stock qualified as Tier 1 capital.

During 2013, the Company requested approval from the Federal Reserve to redeem the preferred stock; however, the request was denied. In January 2014, the Treasury offered for sale and sold its preferred stock in an auction proceeding.

On December 30, 2014, the Company repurchased 3,750 shares of Series A preferred stock and 86 shares of Series B preferred stock. The remaining 8,975 of Series A and 550 of Series B preferred stock were repurchased in January 2015.

(13)	EMPLOYEE BENEFIT PLANS:

The Company sponsors an employee stock ownership plan (ESOP) which covers all full-time employees who work at least 1,000 hours during a plan year and are age 21. The Company makes annual discretionary contributions to the ESOP as determined by the Board of Directors. Employees must be employed on December 31 in order to receive an allocation of the employer contribution. ESOP participants vest over two to nine years, although shares are not distributed until employment is terminated. During the nine months ended September 30, 2016 and the year ended December 31, 2015, the ESOP acquired 588 and 1,000 shares of Company common stock, respectively. At September 30, 2016 and December 31, 2015, shares of Company stock held by the ESOP totaled 8,789 and 8,201 shares, respectively. The Company recognized compensation expense under the ESOP of $187,500 and $187,500 for the nine months ended September 30, 2016 and 2015, respectively. At September 30, 2016 and December 31, 2015, shares of Company common stock allocated to ESOP participants totaled 8,789 and 8,201, respectively.

Effective July 1, 1999, the Company established a 401(k) plan for the benefit of employees who have attained age 18. Eligible employees may contribute to the plan a portion of their salary on a pre-tax or after-tax basis subject to Internal Revenue Code limitations. Discretionary Company contributions to the plan totaled $121,534 and $124,548 for the nine months ended September 30, 2016 and 2015, respectively.

(14)	STOCK OPTION PLAN:

The Company sponsors a qualified stock option plan under which shares of Company common stock are reserved for grant primarily to executive officers and other key employees of the Bank and its subsidiaries. Plan participants, upon approval by the Board of Directors, become vested and eligible to purchase Company common stock based on the terms of each individual option agreement. The agreements expire after ten years and provide for vesting periods ranging from three to five-year graded vesting. The purchase price of the stock is equivalent to 100% of the market price (determined by the Board of Directors) at the time of grant. All of the options issued qualify as incentive stock options for income tax purposes.

The fair value of each stock option granted is estimated on the date of the grant using the Black-Scholes option-pricing model based. Because there is no active internal or external market for Company common stock, the Company uses the historical volatility of the FBR Small Cap Financial Fund (representing the primary industry in which the Company and its affiliates operate) as a basis for calculating the estimated volatility. The expected term of the options is based, in part, on historical employee exercise and termination behavior and estimates of future behavior. No stock options were granted during the nine months ended September 30, 2016 or the nine months ended September 30, 2015.

A summary of the status of shares under option at December 31, 2015 and changes during the year then ended is presented below:

Year ended December 31, 2015
	Number of Shares	Weighted Average Exercise Price
Beginning of period	1,000	$115.00
Granted	—	—
Exercised	—	—
Forfeited or expired	(1,000)	115.00

End of period	—	$—

Options exercisable, end of period	—	$—

All options outstanding were granted prior to January 1, 2006, therefore no compensation cost was charged to operations during the nine months ended September 30, 2016 and 2015.

(15)	LEASE COMMITMENTS:

The Company leases certain land, buildings, and equipment under non-cancelable operating leases with terms from 1 to 50 years. The leases generally require the Company to pay property taxes and insurance on the property. The Company also leases various storage, parking facilities, and billboard advertising space under month to month leases or under leases with terms expiring within one year. Rent expense for all operating leases during the nine months ended September 30, 2016 and 2015 totaled approximately $118,000 and $113,000, respectively. Sublease rental income totaled approximately $34,000 and $46,000 for the nine months ended September 30, 2016 and 2015, respectively.

(15)	LEASE COMMITMENTS (continued):

Following are future minimum lease payments required under operating leases with initial or remaining non-cancelable terms in excess of one year at September 30, 2016:

2016	$48,220
2017	155,064
2018	154,524
2019	137,493
2020	126,671
Thereafter	2,034,655

$2,656,627

(16)	COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT RISK:

The consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of the Company’s business and which involve elements of credit risk, interest rate risk and liquidity risk. A summary of these commitments and contingent liabilities at September 30, 2016 and December 31, 2015 follows:

	September 30, 2016	December 31, 2015
Lending-related commitments:
Commitments to extend credit	$36,911,000	$36,402,324
Letters of credit	1,654,157	1,185,626
Mortgage loans sold with recourse	15,666,000	11,700,912
Credit card loans sold with recourse	373,890	364,650

Commitments to extend credit, credit card arrangements, and letters of credit all include some exposure to credit loss in the event of nonperformance by the customer. The Company’s credit policies and procedures for credit commitments and financial guarantees are the same as those for extensions of credit that are recorded in the consolidated financial statements. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Company. Mortgage loans sold with recourse represent amounts sold to investors in the secondary market. The correspondent agreements with investors contain clauses under which the Company could be obligated to repurchase a previously sold loan if certain events set forth in the agreements occur within defined timeframes.

Substantially all of the Company’s loans, commitments to lend, and letters of credit have been granted to customers in its trade area who are also depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

The Bank has multiple agreements with a third party to provide data processing services for the Bank. The Bank may terminate the contracts with written notice in advance of a renewal date. Early termination is subject to a fee equal to the average monthly fees for the prior twelve months, multiplied by the number of months remaining under the agreement. At September 30, 2016, the Bank had provided notice of its intent to terminate its data processing services contracts and recorded contract termination fees of $1,558,414.

The Bank also has other agreements with third parties to provide various services for the Bank. At September 30, 2016, cancellation of these contracts would require termination payments totaling approximately $195,000.

(16)	COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT RISK (continued):

In the ordinary course of business, there are various legal proceedings involving the Company and its subsidiaries, most of which are considered litigation incidental to the conduct of business. These proceedings may include, among other matters, collection and foreclosure actions and defense of routine corporate, employment and banking related litigation. Management, after consulting with legal counsel and based on the facts available and proceedings to date, is of the opinion that the ultimate resolution of these proceedings will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

The Company’s asset base is exposed to risk, including the risk resulting from changes in interest rates, market values of collateral for loans to customers and changes in the timing of cash flows. The Company monitors the effect of such risk by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates. The Company’s management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of the Company to hold its assets to maturity. However, the Company is exposed to significant market risk in the unlikely event of significant and prolonged interest rate changes.

West View Apartments, L.P. and East View Apartments, L.P. operate in a heavily regulated environment. Their operations are subject to administrative directives, rules and regulations of federal, state, and local regulatory agencies, including, but not limited to, the U.S. Department of Housing and Urban Development.

(17)	RELATED PARTY TRANSACTIONS:

The Company has extended credit to certain directors, executive officers, significant shareholders, and their affiliates. Such transactions are made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and do not, in management’s opinion, involve more than a normal credit risk or present other unfavorable features. The aggregate activity of loans to such related parties during the nine months ended September 30, 2016 and the year ended December 31, 2015 is as follows:

	September 30, 2016	December 31, 2015
Balance – beginning of period	$4,464,724	$10,527,676
New loans	474,500	1,496,825
Repayments and other decreases	(1,902,874)	(7,559,777)

Balance – end of period	$3,036,350	$4,464,724

At September 30, 2016 and December 31, 2015, the aggregate amount of deposits held at the Bank for officers, directors and related interests totaled approximately $2,156,000 and $2,648,000, respectively. Non-interest bearing demand deposits held at the Bank for the Company totaled $436,476 and $578,603 at September 30, 2016 and December 31, 2015, respectively.

Payments to directors of the Company for services provided to the Bank totaled approximately $193,000 and $316,000 during the nine months ended September 30, 2016 and 2015, respectively.

The Bank has outstanding loan participations purchased from another financial institution for which the Company is an investor, totaling $4,029,949 and $6,721,197 at September 30, 2016 and December 31, 2015, respectively.

(18)	SUPPLEMENTAL CASH FLOW INFORMATION:

Supplemental cash flow information for the nine months ended September 30, 2016 and 2015 is as follows:

	September 30, 2016	September 30, 2015
Cash paid for interest	$2,209,373	$2,069,424
Cash paid for income taxes	785,000	1,535,000
Non-cash investing and financing activities:
Real estate and other assets acquired in settlement of loans	65,601	266,523
Proceeds from sales of foreclosed assets funded by loans	31,450	743,306
Common stock issued as compensation	700,000	—

(19)	REGULATORY MATTERS:

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum regulatory capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 capital to average assets (as defined). In July 2013, the OCC and other federal banking regulators approved final rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision (Basel III) that established a new capital framework for insured depository institutions. Basel III increased existing risk-based capital requirements, introduced new requirements, and changed various capital component definitions. Basel III requires the Bank to maintain a new ratio of common equity Tier 1 capital (as defined) to risk-weighted assets. Basel III became effective for the Bank on January 1, 2015, with full compliance with all of the requirements phased-in over a multi-year schedule through January 1, 2019. Management believes that, as of the balance sheet dates presented below, the Bank would meet all capital adequacy requirements under Basel III on a fully phased-in basis if such requirements were currently effective. The actual and required regulatory capital ratios for the Bank at September 30, 2016 and December 31, 2015 are as follows:

	Actual	Required	To Be Well Capitalized
September 30, 2016
Total capital to risk-weighted assets	16.36%	8.00%	10.00%
Tier 1 capital to risk-weighted assets	15.10%	6.00%	8.00%
Common equity Tier 1 capital to risk-weighted assets	15.10%	4.50%	6.00%
Tier 1 capital to average assets	11.54%	4.00%	5.00%

(19)	REGULATORY MATTERS (continued):

December 31, 2015
Total capital to risk-weighted assets	16.61%	8.00%	10.00%
Tier 1 capital to risk-weighted assets	15.36%	6.00%	8.00%
Common equity Tier 1 capital to risk-weighted assets	15.36%	4.50%	6.50%
Tier 1 capital to average assets	11.89%	4.00%	5.00%

The Company and the Bank are subject to dividend restrictions set forth by their regulators. Under such restrictions, the Company and the Bank may not, without prior approval, declare dividends in excess of 75% of its current year’s net income plus 75% of the retained income for the immediately preceding year.

(20)	FAIR VALUE MEASUREMENTS AND DISCLOSURES:

The Company measures certain of its assets and liabilities on a fair value basis using various valuation techniques and assumptions, depending on the nature of the asset or liability. Fair value is defined by ASC Topic 820, Fair Value Measurements and Disclosures, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Assets and liabilities that are recorded at fair value are grouped by three input levels based on the markets in which the financial instruments are traded and the reliability of the assumptions used to determine their fair values. These input levels are:

Level 1	–	Quoted prices for identical financial instruments in active markets.

Level 2	–	Quoted prices for similar financial instruments in active markets; quoted prices for identical or similar financial instruments in markets that are not active; and model-derived valuations whose inputs are observable.

Level 3	–	Unobservable inputs for determining the fair values of financial instruments that reflect the entity’s own assumptions about the assumptions market participants would use in pricing financial instruments.

The following table presents the Company’s significant assets and liabilities that are measured at fair value at September 30, 2016 and December 31, 2015:

September 30, 2016	Level 1	Level 2	Level 3	Total
Investment securities:
U.S. Government and agency obligations	$—	$2,001,478	$—	$2,001,478
Obligations of states and political subdivisions	—	27,199,383	—	27,199,383
Mortgage-backed securities	—	42,458,903	—	42,458,903
Loans held-for-sale	—	—	2,019,000	2,019,000
Impaired loans	—	—	8,830,641	8,830,641
Foreclosed assets held for sale	—	—	5,002,249	5,002,249

(20)	FAIR VALUE MEASUREMENTS AND DISCLOSURES (continued):

December 31, 2015	Level 1	Level 2	Level 3	Total
Investment securities:
U.S. Government and agency obligations	$—	$4,940,658	$—	$4,940,658
Obligations of states and political subdivisions	—	27,698,087	—	27,698,087
Mortgage-backed securities	—	41,378,466	—	41,378,466
Loans held-for-sale	—	—	1,043,463	1,043,463
Impaired loans	—	—	8,244,340	8,244,340
Foreclosed assets held for sale	—	—	5,336,212	5,336,212

The following valuation methods and assumptions are used for the Company’s financial and non-financial assets recorded at fair value:

Investment securities – Investment securities available-for-sale are accounted for using fair value measurements on a recurring basis. The Company utilizes an independent third party as its principal pricing source for determining fair value of investment securities. The Company’s principal markets for its securities portfolio are the secondary institutional markets, with an exit price that is predominantly reflective of bid level pricing in those markets. Fair values are based upon quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable investment securities, broker quotes or other observable inputs for similar investment securities. For investment securities traded in a market that is not active, fair value is determined using unobservable inputs. In obtaining such valuation information from third party providers, the Company has evaluated the valuation methodologies used to develop the fair values in order to determine whether such valuations are representative of an exit price in the Company’s principal markets.

Loans held for sale – Loans held for sale are carried at the lower of cost or estimated fair values, less estimated selling costs, and are subject to nonrecurring fair value adjustments. Estimated fair value is based on existing commitments, the current market value of similar loans, or other unobservable inputs.

Impaired loans – Impaired loans that are collateral dependent are accounted for using fair value measurements and are subject to nonrecurring fair value adjustments. The fair value of the underlying collateral is determined through the use of independent appraisals or other unobservable inputs. At September 30, 2016 and December 31, 2015, the carrying value of the Company’s impaired loans was reduced by $1,189,494 and $1,349,511, respectively, to an estimated fair value of $8,830,641 and $8,244,340. Reductions to the carrying values of impaired loans during the nine months ended September 30, 2016 and the year ended December 31, 2015 consisted of partial charge-offs of $125,770 and $606,756 respectively, and specific allocations within the allowance for loan losses of $1,063,724 and $742,755, respectively.

Foreclosed assets held for sale – Foreclosed assets held for sale are initially accounted for at the lower of the recorded investment in the loan or fair value less estimated selling costs at the date of repossession or foreclosure and are subject to nonrecurring fair value adjustments. Valuations of these assets are periodically reviewed by management with the carrying values adjusted through non-interest income to the estimated fair value, less estimated selling costs, if lower at the date of review until disposition. Estimated fair values are generally based on independent appraisals or other unobservable inputs.

The Company recognizes transfers into and out of input levels at the end of the reporting period. During the nine months ended September 30, 2016 and 2015, there were no transfers of assets or liabilities measured at fair value between input levels.

(20)	FAIR VALUE MEASUREMENTS AND DISCLOSURES (continued):

ASC Topic 825 requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate that value. In cases where quoted market values are not available, fair values are based on estimates using present value, discounted cash flows, or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. ASC Topic 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value at September 30, 2016 and December 31, 2015:

Cash and cash equivalents –

The carrying amount of cash and cash equivalents approximates fair value.

Investment securities –

As described previously, fair values of investment securities are estimated using quoted market prices, quoted market prices of comparable securities, broker quotes or other observable inputs for similar securities. For investment securities traded in a market that is not active, fair value is determined using unobservable inputs.

Investment in Federal Home Loan Bank stock –

The carrying amount for FHLB stock is believed to approximate fair value.

Loans held for sale –

The carrying value of mortgage loans originated for sale approximates fair value due to the short holding periods for these loans.

Loans –

The fair value of unimpaired loans and non-collateral dependent impaired loans not held for sale is estimated by discounting the expected future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities. The fair value of collateral dependent impaired loans is estimated based on the underlying collateral value. Loan fair value estimates involve judgments regarding future expected loss experience and risk characteristics.

Deposit liabilities –

The fair value of non-interest bearing demand, interest bearing demand, and savings deposits is equal to the amount payable on demand at the reporting date. Fair values for fixed rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently offered on time deposits to a schedule of aggregated expected monthly maturities on those deposits. The fair value of variable rate time deposits approximates their carrying value.

Borrowings – Federal Home Loan Bank –

For short-term and floating rate borrowings, the fair value of borrowings from the FHLB approximates the recorded liability. For long-term fixed-rate borrowings, fair value is estimated based on the current rates available to the Company for borrowings with similar terms and remaining maturities.

(20)	FAIR VALUE MEASUREMENTS AND DISCLOSURES (continued):

Other borrowings and subordinated debentures –

The fair value of other borrowings is estimated based on the current rates available to the Company for borrowings with similar terms and remaining maturities. For the Company’s floating rate subordinated debentures, the recorded liability approximates its fair value.

Off-balance-sheet instruments –

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The carrying value of mortgage loans in process of origination and mortgage and credit card loans sold with recourse is a reasonable estimate of fair value.

The carrying values and estimated fair values of the Company’s significant financial instruments at September 30, 2016 and December 31, 2015 are as follows (amounts in thousands):

	September 30, 2016		December 31, 2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Cash and cash equivalents	$9,356	$9,356	$17,096	$17,096
Investment securities	78,166	78,193	80,658	80,684
Investment in FHLB stock	1,855	1,855	908	908
Loans held for sale	2,019	2,019	1,043	1,043
Loans	357,474	353,902	347,420	344,758

Financial liabilities:
Deposits	376,400	377,135	393,974	394,587
Borrowings – FHLB	34,137	33,888	17,563	17,334
Other borrowings	14,572	14,572	15,167	15,167

Off-balance sheet instruments:
Commitments to extend credit	36,911	36,911	36,402	36,402
Letters of credit	1,654	1,654	1,186	1,186
Mortgage loans sold with recourse	15,666	15,666	11,701	11,701
Credit card loans sold with recourse	374	374	365	365